Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of _______, by and between Century Aluminum Company, a Delaware corporation, and ________________________ (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Restated Certificate of Incorporation, as amended and the Amended and Restated Bylaws of the Company provide for indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law (“DGCL”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Restated Certificate of Incorporation, as amended and the Amended and Restated Bylaws of the Company and any resolutions adopted pursuant thereto and any liability insurance, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee does not regard the protection available under the Company's Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity.  Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.           Services to the Company.  Indemnitee will serve or continue to serve as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is terminated in accordance with the terms of any applicable agreement with the Company; however, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments or the parties, if any.

2.           Definitions.   As used in this Agreement

(a) “Beneficially Ownership” shall have the meaning assigned to such term under Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  “Beneficially Own”, “Beneficial Owner” and other variants thereof shall have correlative meanings.

      (b) A “Change in Control” shall mean any of the following events:

1)
An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities or, in the case of Glencore International AG and its affiliates (collectively, “Glencore”), Beneficial Ownership of 50% or more of such Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired by any Person other than Glencore in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

2)
The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

3)	Approval by stockholders of the Company of:

i.
A merger, consolidation or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 70% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (i) through (iii) above shall herein be referred to as a “Non-Control Transaction”);

ii.	A complete liquidation or dissolution of the Company; or

iii.	An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

4)
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

(c)      “Company” shall mean Century Aluminum Company and its successors, and shall include, in the case of any merger or consolidation, in addition to the resulting corporation and surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in such consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, trustees, fiduciaries or agents, so that if Indemnitee is or was a director, officer, employee, trustee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employees, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust employee benefit program or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)      “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(e)      “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary.

(g) “Expenses” shall mean all retainers, court costs, transcript costs, fees of experts, witness fees, private investigators, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees, reasonable attorneys' fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification under this Agreement.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(h) “Losses” shall mean all loss, liability, judgments, damages, amounts paid in settlement, fines, penalties, interest, assessments, other charges or, with respect to an employee benefit plan, excise taxes or penalties assessed with respect thereto.

(i) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee, trustee, fiduciary or agent of the Company which imposes or causes duties or obligations to be imposed on, is deemed to impose duties or obligations on, or involves services by, such director, officer, employee, trustee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to under applicable law.

 (j) “Person” means an individual, entity, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, and a governmental entity or any department agency or political subdivision thereof.

(k) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any and all appeals, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature and whether formal or informal, in which Indemnitee was, is or will be involved as a party or otherwise by reason of or relating to the fact that Indemnitee is or was a director, officer, employee, agent, trustee or fiduciary of the Company, by reason of or relating to any action taken by him or of any action on his part while acting as director, officer, employee, agent, trustee or fiduciary of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another Enterprise, in each case whether or not serving in such capacity at the time any Loss or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement, including one initiated by a Indemnitee to enforce his rights under this Agreement.

(l) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of relevant corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses and Losses arising out of or relating to this Agreement or its engagement pursuant hereto.

(m) For purposes of Sections 3 and 4, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

A.	to the fullest extent permitted by Section 145 of the DGCL or any section that replaces or succeeds Section 145 with respect to such matters of the DGCL, and

B.
to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors, employees, agents, trustees, fiduciaries and other persons acting or serving at the Company’s request.

3.           Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was or is, or was or is threatened to be made, a party to or a witness or participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses and Losses to the fullest extent permitted by law.

4.           Indemnity in Proceedings by or in the Right of the Company.   The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was or is, or was or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses and Losses actually and reasonably incurred or suffered by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein to the fullest extent permitted by law.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery, or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5.           Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee was or is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.           Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7.           Exclusions.   Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)      for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)      in connection with any Proceeding with respect to which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)      in connection with any Proceeding (or any part of any Proceeding) initiated or brought voluntarily by Indemnitee prior to a Change of Control against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

8.           Advances of Expenses.   Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding for which indemnification is or may be available pursuant to this Agreement within 20 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee's ability to repay the Expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  Indemnitee hereby undertakes to repay the advance to the extent that it is ultimately determined pursuant to Section 11(a) that Indemnitee is not entitled to be indemnified by the Company in respect thereof.

9.           Selection of Counsel.  If the Company is obligated under Section 8 hereof to pay, and pays the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel approved by the Indemnitee to assume the defense of such Proceeding or if the Company is not diligently defending such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

10.           Procedure for Notification and Defense of Claim.

(a)      Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided however, that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim.  The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)      The Company will be entitled to participate in any Proceeding at its own expense.

11.           Procedure Upon Application for Indemnification.

(a)      Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)      If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12.           Presumptions and Effect of Certain Proceedings.

(a)      In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement  and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)      If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith  requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) of this Agreement.

(c)      The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct under applicable law (or did or did not hold any particular state of knowledge referred to under applicable law).

(d)      Reliance as Safe Harbor.  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by  the Enterprise.  The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)      Actions of Others.  The knowledge and/or actions, or failure to act, of any director, officer, agent, trustee, fiduciary or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13.           Remedies of Indemnitee.

(a)      If (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within 30 days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made pursuant to Section 3, 4, 5, 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or, if a determination is required by law, within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication (or, in the case of clause (i), to seek an adjudication) by the Delaware Court of his entitlement to such indemnification or advancement of Expenses; provided, that nothing contained in this Section 13 shall be deemed to limit Indemnitee’s rights under Section 12(b).  Alternatively, Indemnitee, at his option, may seek an award in binding arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b)      If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 13 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)      If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)      The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement, under the Company’s certificate of incorporation or bylaws as in effect from time to time or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

14.           Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)      The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company's Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)      The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors, officers, employees, trustees, fiduciaries and agents of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.  In the event of a Change of Control, the Company shall purchase a “tail insurance policy” to maintain in force any and all insurance policies then maintained by the Company in providing insurance (including without limitation, if then maintained by the Company, insurance directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

(c)      In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)      The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)      The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

15.           Settlement.

(a)  The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding by the Indemnitee effected without the Company's prior written consent.

(b)      The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy affecting or obligation of Indemnitee, or monetary loss for which Indemnitee is not indemnified hereunder or (ii) with respect to any Proceeding with respect to which Indemnitee reasonably may be or is made a party, witness or participant or reasonably may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.

(c)      Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

16.           Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) 1 year after the final termination of any Proceeding, including any and all appeals, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto.

17.           Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

18.           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.           Enforcement.

(a)      The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b)      This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)      The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

20.           Effectiveness of Agreement.   This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee, trustee, fiduciary or other agent of the Company, or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, at the time such act or omission occurred.

21.           Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

22.           Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

23.           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)      If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)      If to the Company to

Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, California
Attention: General Counsel

or to any other address as may have been furnished to Indemnitee by the Company.

24.           Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, trustees, fiduciaries and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

25.           Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration or proceeding commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

26.           Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27.           Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  The term including shall mean including without limitation.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.
CENTURY ALUMINUM COMPANY		INDEMNITEE

By:		By:
	Name		Name
	Title		Address